SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

[(Amendment No. ___)]

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:
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Preliminary Proxy Statement
Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c)or ss. 240.14a-12

RADIO UNICA COMMUNICATIONS CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Title of each class of secruties to which transaction applies:_________________________
Aggregate number of securities to which transaction applies:________________________
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________________________________________________________________________
Proposed maximum aggregate value of transaction:_______________________________
Total fee paid:___________________________________________________________

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Fee previously paid with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Amount Previously Paid:_______________________
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RADIO UNICA COMMUNICATIONS CORP.

Notice Of Annual Meeting Of Stockholders
To Be Held June 19, 2001

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Radio Unica Communications Corp. (the "Company") will be held at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York, on June 19, 2001 at 9:00 in the morning for the following purposes:

1. 2. 3.	To elect nine (9) Directors.

To approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

To transact such other business as may properly come before the meeting, or any adjournment thereof.

           Stockholders of record at the close of business on April 23, 2001, shall be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors Steven E. Dawson Secretary

Dated:	April 30, 2001 Miami, Florida

           IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

RADIO UNICA COMMUNICATIONS CORP.
8400 N.W. 52nd Street, Suite 101
Miami, Florida 33166

PROXY STATEMENT

           The accompanying Proxy is solicited by the Board of Directors of Radio Unica Communications Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York, on June 19, 2001, at 9:00 in the morning, or any adjournment thereof, at which stockholders of record at the close of business on April 23, 2001 shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

           There is being mailed herewith to each stockholder of record the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000. It is intended that this Proxy Statement and form of Proxy will first be sent or given to stockholders on or about April 30, 2001. The Company will provide without charge to each of its stockholders, on written request of such stockholders, a copy of its Annual Report on Form 10-K for the year ended December 31, 2000. Written requests for such Form 10-K should be sent to Investor Relations, Radio Unica Communications Corp., 8400 N.W. 52nd Sreet, Suite 101, Miami, Florida 33166. Additionally, a copy of our Annual Report on Form 10-K is available for download at our web site www.radiounica.com.

           Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company). The powers of the proxy holders will be suspended if the person executing the proxy attends the Meeting in person and so requests. Attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy.

           If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote FOR the slate of nominees proposed by the Board of Directors, FOR ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2001 and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion.

           Pursuant to the By-laws, the Board of Directors has fixed April 23, 2001 as the time and date for the determination of stockholders entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter. On April 23, 2001, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting 21,290,402 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of stock held by such holder. The presence at the Meeting, in person or by proxy, of holders representing a majority of all the votes entitled to be cast at the Meeting will constitute a quorum. In accordance with Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors shall be elected by a plurality of votes present or represented by proxy and entitled to vote at the Meeting. All other items on the agenda must receive the affirmative vote of a majority of the shares voted at the meeting in order to pass. Abstentions are counted in the calculation of the votes cast with respect to any of the matters submitted to a vote of stockholders, whereas broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders.

           It is expected that the following business will be considered at the meeting and action taken thereon:

1. ELECTION OF DIRECTORS

           Pursuant to the By-Laws of the Company, the number of Directors of the Company has been set at nine members. It is proposed to elect nine Directors at this Meeting to hold office for a one year term until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualify. It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom is presently a Director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person or persons for any of the nominees, shares will be voted for such other person or persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a Director. The following table sets forth certain information with respect to the nominees.

NOMINEES FOR ELECTION

Name	Age	Principal Occupation And Positions Held	Served as a Director Since

Joaquin F. Blaya	55	Chairman of the Board and Chief Executive Officer	1997

Jose C. Cancela	43	President and Director	1998

Steven E. Dawson	37	Chief Financial Officer, Executive Vice President, Secretary and Director	1997

Andrew C. Goldman	53	Executive Vice President, Business Affairs and Director	1997

Sidney Lapidus	63	Director	1998

David E. Libowitz	38	Director	2001

Lloyd M. Metz	32	Director	2001

Leonard S. Coleman Jr.	52	Director	1999

Richard Dillon	67	Director	1999

           JOAQUIN F. BLAYA. Mr. Blaya has been Chairman of the Board of Directors and Chief Executive Officer of the Company since August 1997. From 1995 through 1996, Mr. Blaya served as the President of Solomon International Latino, the Latin American division of Solomon International Enterprises, an international telecommunications company. From 1992 through 1995, Mr. Blaya was the President, Chief Executive Officer and a member of the Board of Directors of Telemundo, the second largest U.S. Spanish-language television network. Prior to that, Mr. Blaya was employed by Univision since 1971 in various positions, the latest being President and a member of Univision's Board of Directors.

           JOSE C. CANCELA. Mr. Cancela has been President of the Company since September 1998. He initially joined the Company in July 1998 serving as President, Network. From 1992 through 1998, Mr. Cancela served as Executive Vice President of Telemundo, responsible for the overall management of Telemundo's owned and operated television stations in Puerto Rico and Miami. From 1990 to 1992, Mr. Cancela was the Vice President of the Univision Southwest Station Group.

           STEVEN E. DAWSON. Mr. Dawson has been Chief Financial Officer, Executive Vice President, Secretary and a Director of the Company since August 1997. From 1991 through 1997, Mr. Dawson was employed by Telemundo in several positions, the most recent being Vice President, Finance and Controller. Prior to that, Mr. Dawson was employed at Coopers & Lybrand since 1986. Mr. Dawson is a Certified Public Accountant.

           ANDREW C. GOLDMAN. Mr. Goldman has been a Director and Executive Vice President, Business Affairs of the Company since August 1997. Mr. Goldman served in different capacities for Univision from 1981 to 1993 including as Executive Vice President and President of Galavision. Prior to joining Univision, Mr. Goldman was the Senior Vice President of Marketing at Teleprompter Corporation. Mr. Goldman has served as President and Director of Cable Television Administration and Marketing Society (CTAM), and as Founder and Director of the Cable Advertising Bureau (CAB).

           SIDNEY LAPIDUS. Mr. Lapidus, a Director of the Company since September 1998, is a Managing Director and a member of E.M. Warburg, Pincus & Co., LLC ("Warburg"), where he has been employed since 1967. Warburg is the managing entity of Warburg Pincus Ventures, L.P., the Company's controlling stockholder. Mr. Lapidus is also a director of Caribiner International, Inc., Grubb & Ellis Company, Information Holdings Inc., Journal Register Company, Lennar Corp. and several private companies.

           DAVID E. LIBOWITZ. Mr. Libowitz, a Director of the Company since April 2001, is a Managing Director and a member of Warburg, where he has been employed since 1991. Mr. Libowitz is also a director of Audio Visual Services Corporation, Information Holdings Inc. and several private companies.

           LLOYD M. METZ. Mr. Metz, a Director of the Company since April 2001, is a Vice President at Warburg, where he has been employed since 1998. Prior to joining Warburg, Mr. Metz was an investment banker with Morgan Stanley & Co. from 1996 to 1998. Mr. Metz is also a director of Knoll, Inc. and The Feedroom, Inc.

           LEONARD S. COLEMAN. Mr. Coleman, a Director of the Company since November 18, 1999, has served as Senior Advisor to Major League Baseball since 1999. From 1994 to 1999, Mr. Coleman was President of the National League of Major League Baseball. Mr. Coleman previously served in the New Jersey government cabinet as Commissioner of Energy and as Commissioner of the New Jersey Department of Community Affairs. Mr. Coleman currently serves on the Board of Directors of Omnicom Group, H.J. Heinz Company, Cendant Corporation, Owens Corning and New Jersey Resources. He is also a Director of the Advisory Board of the Martin Luther King, Jr. Center for Non-Violent Social Change, the Metropolitan Opera, the Schuman Fund, The Children's Defense Fund and Seton Hall University. Mr. Coleman is also Chairman of the Jackie Robinson Foundation.

           RICHARD DILLON. Mr. Dillon, a Director of the Company since November 18, 1999, has been Chairman of Dillon Allman & Partners, a marketing agency that specializes in the healthcare industry, since January 1999. Prior thereto, Mr. Dillon founded Mendoza Dillon, an advertising agency specializing in the U.S. Hispanic market in 1976, which he sold in 1988. Prior to establishing his company, Mr. Dillon was President of Johnson & Johnson, Mexico, and held senior marketing and management positions with General Foods in the U.S. and Mexico. He also served as President of Squibb Beechnut Life Savers, Canada.

           The Company's Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee. The functions of the Audit Committee (which consists of Messrs. Libowitz, Coleman and Dillon) include recommending to the Board of Directors the engaging and discharging of the independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the independence of the independent auditors, including the range of audit and non-audit fees, and reviewing the adequacy of the Company's system of internal accounting controls. The functions of the Compensation Committee (which consists of Messrs. Libowitz, Coleman and Dillon) include determining compensation for the Company's executive officers and administering the Company's Stock Option Plan.

           In the fiscal year ended December 31, 2000, there were five meetings of the Board of Directors, one meeting of the Audit Committee and no meetings of the Compensation Committee. Each Director of the Company attended in excess of 75% of the total number of meetings of the Board of Directors and committees thereof.

Compensation of Directors

           The Company pays its directors (who are not officers of the Company or affiliated with Warburg) a per meeting fee of $2,000 (for each directors' meeting attended), and each such director is reimbursed for expenses incurred in attending meetings.

Executive Compensation

           The following table sets forth certain information regarding compensation paid by the Company to its Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company whose salary and bonus for 2000 exceeded $100,000:

SUMMARY COMPENSATION TABLE

                                                                                      Long Term
                                                Annual Compensation                  Compensation
                             -------------------------------------------------   ---------------------------
                                                                  Other
                                                                  Annual          Stock      All Other
Name and                                 Salary      Bonus        Compensation    Options    Compensation(1)
Principal Position            Year       $           $            $               #           $

Joaquin F. Blaya              2000       550,000     --           --              --           5,250
Chief Executive Officer       1999       500,000     --           --              320,000      5,000
                              1998       350,000     160,000      --              905,347      5,000

Jose C. Cancela               2000       385,000     --           --              --           3,369
President                     1999       350,000     --           --              133,333      5,000
                              1998       168,500     --           --              275,900      438

Steven E. Dawson              2000       269,000     --           --              --           3,289
Chief Financial Officer       1999       225,000     --           --              124,444      4,698
                              1998       200,000     --           --              275,900      4,006

Blaine R. Decker              2000       150,000     --           --              --           3,938
Executive Vice President      1999       150,000     65,174       --              18,000       2,250
                              1998       150,000     15,267       --              130,510      --

Andrew C. Goldman             2000       180,000     --           --              --           --
Executive Vice President      1999       180,000     --           --              30,000       --
                              1998       129,186     --           --              290,057      --

(1)    Consists of contributions under a 401(k) Plan.

          Messrs. Blaya and Dawson have borrowed from the Company $549,701 and $199,956, respectively. These full recourse loans, which were used to purchase shares of Common Stock of the Company, are secured by the shares of Common Stock so purchased. The full recourse loans bear interest at the rate of 8% per annum and are due and payable November 13, 2005.

OPTIONS GRANTED

           No stock options were granted to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2000.

           The table below sets forth information for the executive officers named in the Summary Compensation Table concerning option exercises during 2000 and outstanding options at December 31, 2000.

AGGREGATED OPTION/SAR EXERCISES IN 2000 AND
DECEMBER 31, 2000 OPTION/SAR VALUES

                                                     Number of Securities
                      Shares                         Underlying Unexercised       Value of Unexercised in-the-
                    Acquired on      Value             Options/SARs at            Money Options/SARs at
 Name               Exercise(#)     Realized($)       December 31, 2000(#)         December 31, 2000($)
                                                  ----------------------------   -----------------------------
                                                  Exercisable    Unexercisable   Exercisable    Unexercisable*
                                                  -----------    -------------   -----------    --------------

Joaquin F. Blaya         --             --         985,347         240,000        $2,952,934      --
Jose C. Cancela          --             --         309,234          99,999           924,203      --
Steven E. Dawson         --             --         307,011          93,333           924,203      --
Blaine R. Decker         --             --         135,010          13,500           378,547      --
Andrew C. Goldman        --             --         297,557          22,500           973,644      --

__________

*      Option price exceeds market price.

Compensation Committee Interlocks and Insider Participation

           The members of our Compensation Committee have no interlocking relationships as defined under SEC regulations.

Compensation Committee Report on Executive Compensation

           The Compensation Committee, which consists entirely of Directors who are not employees of the Company, will review and approve all remuneration arrangements for the Company's executive officers and Directors, and will review and approve compensation plans in which executive officers are eligible to participate. The Compensation Committee presently consists of Messrs. Libowitz, Coleman and Dillon. The Company's philosophy for compensating executive officers is designed to attract, reward, motivate and retain key executives who are capable of achieving the Company's objectives.

           The Company's compensation program for executive officers consists of the following key elements: salary based on individual performance and contributions to the Company; an annual bonus that is directly related to the performance of the executive's business unit and the Company as a whole; and grants of stock options designed to motivate individuals to enhance the long-term value of the Company's stock. The amount of compensation to be paid to an executive officer is based on the Committee's subjective analysis of each individual's performance, contributions and responsibilities. The Committee did not use any specific qualitative or quantitative measures or factors in assessing individual performance.

           The grant of bonuses to executive officers is entirely discretionary. Mr. Blaya makes his recommendations to the Committee for each of the other executive officers based on his perception of the individual's performance, responsibility and functions and how his performance may have contributed to the Company's performance.

           The Company has the Stock Option Plan (the "Plan") which is designed to link the interests of the executive officers with the Company's stockholders and provide such executives with an equity interest in the Company. The options are designed to enhance stockholder values by benefiting executives only if other stockholders of the Company also benefit. The purpose of the Plan is to encourage executives and others to acquire a larger stock ownership and proprietary interest in the Company and thereby stimulate the active interest of such persons in the development and financial success of the Company. Since stock options are tied to future performance of the Company's Common Stock, they will provide value only if the price of the Company's Common Stock exceeds the exercise price of the options.

           The Chief Executive Officer's compensation for 2000 was based on the same performance and other criteria as summarized in the preceding paragraphs relative to all executive officers.

           In 1993 the tax laws were amended to limit the deduction a publicly held company is allowed for compensation paid to the chief executive officer and the four other most highly compensated executive officers. Generally, amounts paid in excess of $1 million, other than performance-based compensation, may not be deducted. In order to be considered performance-based compensation, one of the criteria imposed by the tax law is that the plan relating to such compensation must be approved by a company's stockholders. The Committee will continue to evaluate maximizing the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers.

The Compensation Committee
David E. Libowitz
Leonard S. Coleman
Richard Dillon

Audit Committee Report

           The Audit Committee is comprised of Leonard S. Coleman, Richard Dillon and David E. Libowitz. Messrs. Coleman and Dillon are independent directors. As the result of Mr. Libowitz' association with Warburg, Mr. Libowitz is not independent. The Board of Directors has determined that membership on the Audit Committee of a representative of Warburg is required by the best interests of the Company and its stockholders due to the interest of Warburg in the Company and the knowledge and experience of the representative of Warburg in the functions and operations of an audit committee. The Audit Committee operates under a written charter which was adopted by our Board on March 21, 2000, a copy of which is attached as Schedule A. The Audit Committee recommends and our Board appoints our independent accountants.

           Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

           In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (communication with Audit Committees).

           The Company's independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the firm's independence. The Audit Committee also considered whether the provision by Ernst & Young LLP of certain other non-audited related services to the Company is compatible with maintaining such auditors' independence.

           Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Audit Committee
Leonard S. Coleman
Richard Dillon
David E. Libowitz

Stockholder Return Performance Presentation

           The following line graph sets forth for the period October 19, 1999, the date on which the trading of the Company's Common Stock commenced, through December 31, 2000, a comparison of the percentage change in the cumulative total stockholder return on the Company's Common Stock compared to the Standard & Poor's 500 Index and the Standard & Poor's Broadcasting Index for TV, Radio and Cable.

           The graph assumes that the shares of the Company's Common Stock were bought at the initial public offering price of $16.00 per share and that the value of the investment in each of the Company's Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends.

           The stock price performance shown on the graph below is not necessarily indicative of future price performance.

RADIO UNICA COMMUNICATIONS CORP.
TOTAL RETURN PERFORMANCE

Total Return To Shareholder's
(Dividends reinvested monthly)

                                                    BASE          YEARS ENDING
                                                   PERIOD
COMPANY / INDEX                                   19-OCT-99      DEC99       DEC00
-----------------------------------------------------------------------------------
RADIO UNICA COMMUNICATNS CP                         100        180.47       23.44
S&P 500 INDEX                                       100        117.41      106.72
BRDCAST(TV,RADIO,CABLE)-500                         100        129.57       93.57

Security Ownership of Certain Beneficial Owners and Management

           As of April 10, 2001, to the knowledge of the Company, the following is a schedule of all persons who beneficially owned more than 5% of the outstanding stock of the Company:

                                                  Number of Shares        Percent
Name and Address                                  Beneficially Owned      of Stock
----------------                                  ------------------      --------

Warburg, Pincus Ventures, L.P.  (1)                    12,841,611         60.3%
466 Lexington Avenue
New York, New York 10017

Joaquin F. Blaya  (2)                                    1,282,332        5.8%
8400 N.W. 52nd Street
Miami, Florida 33166
(1)	The sole general partner of Warburg, Pincus Ventures is Warburg, Pincus & Co. ("WP"), a New York general partnership. E.M. Warburg, Pincus & Co., LLC ("Warburg") manages Warburg, Pincus Ventures. The members of Warburg are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of Warburg and may be deemed to control both entities. Mr. Lapidus and Mr. Libowitz are each Managing Directors and members of Warburg and general partners of WP. As such, Mr. Lapidus and Mr. Libowitz may each be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by Warburg, Pincus Ventures.
(2)	See footnote (1) below.

           The following table sets forth information concerning the security ownership of directors and executive officers as of April 10, 2001.

                                              Number of Shares      Percent
Name                                         Beneficially Owned     of Stock
----                                         ------------------     --------

Joaquin F. Blaya  (1)                            1,282,332             5.8
Jose C. Cancela  (2)                               324,253             1.5
Steven E. Dawson  (3)                              387,985             1.8
Blaine R. Decker  (4)                              139,210              *
Andrew C. Goldman  (5)                             341,515             1.6
Sidney Lapidus                                           0              *
David E. Libowitz                                        0              *
Lloyd M. Metz                                            0              *
Leonard S. Coleman (6)                              30,500              *
Richard Dillon  (6)                                  7,500              *
Directors and Executive
officers as a group (7)
(13 persons)                                     2,719,476            11.5%

____________________

* (1)	Less than 1% Includes 985,347 shares issuable upon exercise of options that are currently exercisable or exercisable within sixty days of this statement.
(2)	Includes 309,234 shares issuable upon exercise of options that are currently exercisable or exercisable within sixty days of this statement.
(3)	Includes 307,011 shares issuable upon exercise of options that are currently exercisable or exercisable within sixty days of this statement.
(4)	Includes 135,010 shares issuable upon exercise of options that are currently exercisable or exercisable within sixty days of this statement.
(5)	Includes 297,557 shares issuable upon exercise of options that are currently exercisable or exercisable within sixty days of this statement.
(6)	Includes 7,500 shares issuable upon exercise of options that are currently exercisable or exercisable within sixty days of this statement.
(7)	Includes 2,255,330 shares issuable upon exercise of options that are currently exercisable or exercisable within sixty days of this statement.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

           The Company believes that during 2000 all of its officers, directors and holders of more than 10% of its Common Stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. In making this disclosure, the Company has relied solely on written representations of its directors, officers and more than 10% holders and on copies of reports that have been filed with the Securities and Exchange Commission.

2. APPOINTMENT OF INDEPENDENT AUDITORS

           The Board of Directors of the Company has selected Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001. A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

Audit Fees

           The aggregate fees we were billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for 2000 and the reviews of the financial statements included in our Forms 10-Q for 2000 were $118,000.

Financial Information Systems Design and Implementation Fees

           Ernst & Young LLP did not render any services to us during 2000 related to financial information systems design and implementation. Therefore, we were not billed for any services of that type.

All Other Fees

           The aggregate fees we were billed for 2000 by Ernst & Young LLP for professional services other than those described above under the captions of "Audit Fees" and "Financial Information Systems Design and Implementation Fees" were $43,000.

Audit Committee Consideration of these Fees

           Our Audit Committee has considered whether the provision of the services covered under the categories of "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of Ernst & Young LLP.

           The Board of Directors of the Company Recommends a vote FOR the ratification of the Appointment of Ernst & Young LLP as the Company's auditors.

3. OTHER MATTERS

Stockholder Proposals

           Proposals of stockholders intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company on or prior to December 31, 2001 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with such meeting.

Other Business

           At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

Steven E. Dawson Secretary

Dated:    April 30, 2001

Schedule A

RADIO UNICA COMMUNICATIONS CORP.
AUDIT COMMITTEE CHARTER

Organization

The audit committee of the board of directors of Radio Unica Communications Corp. (the "Company") shall be comprised of at least three directors who are independent of management and the Company. Members of the audit committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors and the financial management of the Company.

Responsibilities

           In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

          In carrying out these responsibilities, the audit committee will:

•	Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its subsidiaries.

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review Company policy statements to determine their adherence to the code of conduct.

•	Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

•	Inquire of management, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

•	Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of audit.

•	Review accounting and financial human resources and succession planning within the Company.

•	Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

•	Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•	Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

RADIO UNICA COMMUNICATIONS CORP.
Annual Meeting of Stockholders June 19, 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned, revoking any proxy heretofore given, hereby appoints Joaquin F. Blaya, Steven E. Dawson and Manuel A. Borges, or any of them, proxies of the undersigned, with full power of substitution, with respect to all of the shares of stock of RADIO UNICA COMMUNICATIONS CORP. ("Radio Unica") which the undersigned is entitled to vote at Radio Unica's Annual Meeting of Stockholders to be held on Tuesday, June 19, 2001, and at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the reverse side)

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL I AND FOR PROPOSAL II.

               I. ELECTION OF DIRECTORS: To elect the nine (9) nominees for Director listed below for a term of one year.

FOR All nominees lised below [ ] (except as indicated to the contrary below)	WITHHOLD AUTHORITY [ ] to vote for all nominees listed below

           Joaquin F. Blaya, Jose C. Cancela, Leonard S. Coleman Jr., Steven E. Dawson, Richard Dillon, Andrew C. Goldman, Sidney Lapidus, David E. Libowitz, Lloyd Metz.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

                II.      Proposal to ratify and approve the appointment of Ernst & Young LLP as independent auditors of Radio Unica for the fiscal year ending December 31, 2001.

FOR [    ] AGAINST [    ] ABSTAIN [    ]

The Board of Directors recommends a vote FOR this Proposal II.

Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report to Stockholders of Radio Unica is hereby acknowledged.

Dated ____________________, 2001

_________________________)L.S.)
(Signature of Stockholder)

_________________________)L.S.)
(Signature of Stockholder)

_____________________________________________________________ Your signature should appear the same as your name appears hereon. If signing as attorney, executor, administrator,
trustee or guardian, please indicate the capacity in which
signing. When signing as joint tenants, all parties to the
joint tenancy must sign. When the proxy is given by a
corporation, it should be signed by an authorized officer.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.